CUSIP No.	521050104	13G	Page	10	of	10
EXHIBIT 99.1
February 11, 2009
In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, KBC GROUP NV, KBC ASSET MANAGEMENT NV, KBC ASSET MANAGEMENT LTD., KBC BANK NV each hereby agree to the joint filing of this statement on Schedule 13G (including any and all amendments hereto). In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on Schedule 13G. A copy of this Agreement shall be attached as an exhibit to the Statement on Schedule 13G filed on behalf of each of the parties hereto, to which this Agreement relates.
This Agreement may be executed in multiple counterparts, each of which shall constitute an original, one and the same instrument.

KBC GROUP NV

By: Name:	/s/ Noel O’Halloran Noel O’Halloran
Its:	Executive Director and Chief
Investment Officer of KBC Asset
Management Ltd.

KBC ASSET MANAGEMENT NV

By:	/s/ Noel O’Halloran
Name:	Noel O’Halloran
Its:	Executive Director and Chief
Investment Officer of KBC Asset
Management Ltd.

KBC ASSET MANAGEMENT LTD.

By: Name:	/s/ Noel O’Halloran Noel O’Halloran
Its:	Executive Director and Chief
Investment Officer

KBC BANK NV

By:	/s/ Noel O’Halloran
Name:	Noel O’Halloran
Its:	Executive Director and Chief
Investment Officer of KBC Asset
Management Ltd.